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                                                                    Exhibit 21.1




                         SUBSIDIARIES OF THE REGISTRANT




BILLY BLUES FOOD CORPORATION OF COLORADO, A COLORADO CORPORATION
BILLY BLUES FOOD CORPORATION OF ARIZONA, AN ARIZONA CORPORATION
BILLY BLUES HOLDING, S.A., A SWISS CORPORATION
J II Z, INC., A TEXAS CORPORATION
LCU, INC., A TEXAS CORPORATION
MARCO'S MEXICAN RESTAURANTS, INC., A TEXAS CORPORATION
PETE'S HOSPITALITY CO., INC., A WASHINGTON CORPORATION
THE ORIGINAL PASTA CO., A TEXAS CORPORATION